Exhibit 99.1

Contacts:	Kathy Krenger (media)	Christopher Jakubik, CFA (investors)
	Kathy.Krenger@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ OUTLINES BENEFITS OF SCALE + AGILITY AT 2021 BARCLAYS GLOBAL CONSUMER STAPLES CONFERENCE
Affirms Full Year 2021 Outlook

PITTSBURGH & CHICAGO - September 8, 2021 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) will today discuss progress the Company is making against its transformation plan at the 2021 Barclays Global Consumer Staples Conference. Chief Executive Officer Miguel Patricio, U.S. Zone President Carlos Abrams-Rivera, and Global Chief Financial Officer Paulo Basilio will detail how the Company is successfully navigating the current environment to generate sustainable shareholder value.

"In the last 18 months, we have taken bold actions to reshape our entire company and reignite growth – and we’re far from done,” said Patricio. “Our strategy to bring agility to our significant scale is working, with our operating model proving strong as we navigate both the pandemic and inflation. We are turning around iconic brands to fuel families who are enjoying more meals together at home. And we are pivoting to future growth by investing in top talent and focusing on consumer needs and our Taste Elevation platform in markets around the world."

Better Meeting Consumer Needs

In describing how the Company is driving its U.S. business forward, Abrams-Rivera provided, “Everything we’re doing is with today’s modern consumer in mind, and meeting their needs. This means driving our consumer-centric, platform-based approach by increasing our investments in marketing and sales capabilities to expand consumption and strengthen repeat purchase rates of our brands, and selectively restoring key retail activations, like our back-to-school events happening now, while actively managing the cost increases we are currently experiencing.”

The Company also disclosed that, as of today, it has increased price in approximately two thirds of its U.S. portfolio, and is prepared to take additional actions if input costs continue to rise.

Outlook
Based on performance to date, the Company continues to expect to deliver 2021 Adjusted EBITDA(1)(2) ahead of $6.1 billion.

Basilio added, “We are implementing necessary pricing actions to manage the cost inflation we are currently seeing, including impacts likely to carry into next year. For 2022, we expect to sustain stronger consumption versus pre-pandemic levels and maintain industry-leading margins as we effectively manage costs and continue to invest in our growth strategy."

End Notes
(1)Adjusted EBITDA is a non-GAAP financial measure. Please see discussion of this non-GAAP financial measure at the end of this press release for more information.
(2)Full year 2021 guidance for Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of this measure without unreasonable effort.
Webcast Information
A fireside chat at the Barclays Global Consumer Staples Conference with the three executives will begin at 9:20 a.m. Eastern Time today, and a live webcast will be available at ir.kraftheinzcompany.com. A replay will be accessible after the event at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” "believe," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," “improve,” “intend,” "assess," "remain," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measure
The non-GAAP financial measure provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in the Company’s filings with the SEC.
To supplement the financial information, the Company has presented Adjusted EBITDA, which is considered a non-GAAP financial measure. The non-GAAP financial measure presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define this non-GAAP financial measure in the same way. This measure is not a substitute for its comparable GAAP financial measure, such as net income/(loss) or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses this non-GAAP financial measure to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measure (i.e., Adjusted EBITDA) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of this non-GAAP financial measure, when considered together with the corresponding GAAP financial measure and the reconciliation to such measure, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). Adjusted EBITDA is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. In the second quarter of 2021, the Company revised the definition of Adjusted EBITDA to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
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